Exhibit 99.1

[SHPI'S LOGO]


       SPECIALIZED HEALTH PRODUCTS REPORTS FIRST QUARTER FINANCIAL RESULTS

o        Company Achieves First $2 Million Revenue Quarter
o        Manufactured Product Sales Increase 74% to $1.4 Million


BOUNTIFUL, Utah - May 10, 2006 - Specialized Health Products International, Inc. (OTCBB: SHPI), a manufacturer and marketer of proprietary safety medical devices, today announced consolidated financial results for the first quarter ended March 31, 2006.

Total revenue for the first quarter of 2006 exceeded $2.0 million, a 22% increase compared to $1.7 million reported in the same period last year. Manufactured product sales and royalty revenue combined increased 35% to $1.8 million and represented 90% of total revenue. Gross profit for the quarter was $1.3 million, representing a 64% gross profit margin. SHPI reported a net loss of $543,000 for the quarter, including non-cash stock compensation expense of $327,000. This equates to a net loss of $(0.01) per diluted share, including $(0.01) per share in non-cash charges, compared to a net loss of $218,000 or breakeven on an earnings per diluted share basis for the same period last year.

SHPI ended the first quarter of 2006 with $1.1 million in cash. The Company had positive cash flow from operations of $260,000 in the first quarter. Positive cash flow from operations was offset by net cash used of $348,000 for the purchase of capital equipment related to the development of new manufacturing lines and capitalized costs related to SHPI's proposed merger with The Med-Design Corporation.

"An important part of our business growth strategy is to build a strong base of recurring revenue from our self-manufactured products," commented Jeff Soinski, President and Chief Executive Officer. "Our new MiniLoc(TM) Safety Infusion Set and SecureLoc(TM) Safety Introducer Needle products, launched in the fourth quarter of 2005, were the primary drivers of our revenue growth in the first quarter, and were responsible for more than half of manufactured product sales. By combining MiniLoc(TM) sales with those of our already established LiftLoc(R) Safety Infusion Set product line, our total safety Huber needle franchise grew by 20% compared to a strong fourth quarter of 2005 and 53% compared to the same period last year."

"As self-manufactured products become a larger part of our revenue mix, we had anticipated that gross profit margins would decline. However, as we transition our new manufactured products from single cavity to multi-cavity molds, we expect our gross margins to improve in the second half of the year," continued Mr. Soinski. "We expect our blended gross margin for the year on a stand alone basis to be consistent with what we reported for 2005 at approximately 70%."

"During the quarter we increased our pace of investment in R&D to complete development and commercialization of three new self-manufactured product lines anticipated to launch in the second half of the year," said Mr. Soinski. "Each of these products is already the subject of development and OEM supply agreements with major multinational partners, including the new agreement with Bard Access Systems for a proprietary safety PEG Introducer Needle that we announced in April."

"Based on our performance in the first quarter, we believe we are on track to achieve our revenue growth target of 25 to 35% for the year on a stand alone basis. Revenue related to the Med-Design merger would provide additional opportunities for growth," added Mr. Soinski. "We expect to be profitable before non-cash stock compensation expense and generate positive cash flow from operations in 2006."

Conference Call

SHPI will conduct a conference call to discuss fourth quarter and year-end 2005 financial results on Thursday, May 11, 2006, at 4:30 p.m. EST. Investors can participate in the conference call live by dialing (800) 230-1093 in the U.S. and (612) 288-0337 internationally. In addition, the call will be webcast live and available for playback within one hour of completion of the call through a link on the SHPI's website at www.shpi.com. A replay of the call will also be available for one week after the event by dialing (800) 475-6701 in the U.S. and
(320) 365-3844 internationally and entering access code: 827872.


About Specialized Health Products International, Inc.

Specialized Health Products International, Inc. ("SHPI") is a leading developer, manufacturer and marketer of proprietary disposable medical devices for clinician and patient safety. SHPI has developed multiple safety needle products based upon two primary patented technology platforms, FlexLoc(R) and SecureLocTM, which apply to virtually all medical needles used today. SHPI manufactures and markets certain products, including LiftLoc(R) and MiniLoc(TM) Safety Infusion Sets, under its own label. It licenses or supplies other products to leading manufacturers and marketers in the global disposable medical products industry, including Tyco Healthcare, Bard Access Systems, and BD Medical. In November 2005, SHPI announced a merger agreement with The Med-Design Corporation (Nasdaq: MEDC), another leading technology provider in the safety medical needle space. For more information about SHPI, visit the company's website at www.shpi.com.


Additional Information

In connection with the proposed merger with Med-Design, SHPI has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that includes a joint proxy statement/prospectus and other relevant materials in connection with the proposed merger.

INVESTORS AND SECURITY HOLDERS OF SHPI AND MED-DESIGN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SHPI, MED-DESIGN, AND THE MERGER.

The joint proxy statement/prospectus and other relevant materials, and any other documents filed by SHPI or Med-Design with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SHPI by directing a request to: Specialized Health Products International, Inc., 585 West 500 South, Bountiful, Utah 84010, Attn: Investor Relations. Investors may obtain free copies of the documents filed with the SEC by Med-Design by directing a request to: The Med-Design Corporation, 2810 Bunsen Avenue, Ventura, California 93003, Attn: Investor Relations.

SHPI, Med-Design and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of SHPI and Med-Design in favor of the merger. Information about the executive officers and directors of SHPI and their ownership of SHPI common stock is set forth in SHPI's Form 10-KSB for the fiscal year ended December 31, 2005, which was filed with the SEC on March 8, 2006. Information about the executive officers and directors of Med-Design and their ownership of Med-Design's common stock is set forth in Med-Design's Form 10-K for the fiscal year ended December 31, 2005, which was filed with the SEC on March 31, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of SHPI, Med-Design and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger.


This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. The foregoing statements regarding our outlook on our future performance, the potential impact of new product agreements, the trends with respect to new products, our revenue expectations and statements regarding the proposed transaction between SHPI and Med-Design and the transactions related thereto include forward looking statements, which are subject to risks and uncertainties, including but not limited to the fact that our success is dependent on sales generated by our distribution and licensing partners, we have a history of losses, most of our revenues are based on relationships with two companies, which relationships may cease for a variety of reasons, we are dependent on third party manufacturers, we may need and be unable to obtain additional financing, we can be harmed by adverse governmental regulation, we may fail to obtain certain FDA approvals, we are subject to negative pricing pressures, our products may fail, our research and development efforts may fail, and the proposed transaction with Med-Design may not ultimately close for any of a number of reasons, such as we or Med-Design not obtaining stockholder approval; that we will forego business opportunities while the transaction is pending; that prior to the closing of the transaction, the businesses of SHPI and Med-Design may suffer due to uncertainty; that, in the event the transaction is completed, the combination of SHPI and Med-Design may not result in a stronger company; and that the costs related to the transaction will exceed the benefits. Statements made herein are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. We may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, the effect of our accounting policies and other risk factors detailed in our SEC filings. These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect us and our operations, are included on certain forms we file with the Securities and Exchange Commission.


Contact:
Specialized Health Products International, Inc.
Paul S. Evans
Tel: 801-298-3360
pevans@shpi.com


                                      # # #


                            (Financial Tables Follow)

                SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (Unaudited)


                                                                        Three Months Ended
                                                              ---------------------------------------
    Revenue:                                                   March 31, 2006          March 31, 2005
                                                              ----------------        ----------------
       Product sales                                              $ 1,389,848             $   798,567
       Product royalties                                              434,811                 556,612
       Technology fees and license revenues                            49,167                 198,906
       Development fees and related services                          154,015                 105,801
                                                              ----------------        ----------------
    Total revenues                                                  2,027,841               1,659,886

    Cost of revenues                                                  723,328                 326,256
                                                              ----------------        ----------------

    Gross profit                                                    1,304,513               1,333,630
                                                              ----------------        ----------------

    Operating expenses:
       Research and development (2006 and 2005 totals
         exclude amortization of deferred compensation of
         $109,854 and $106,789, respectively)                         830,292                 671,233
       Sales and marketing (2006 and 2005 totals exclude
         amortization of deferred compensation of $5,528
         and $3,348, respectively)                                    280,360                 223,070
       General and administrative (2006 and 2005 totals
         exclude amortization of deferred compensation of
         $211,395 and $208,729, respectively)                         378,480                 330,869
       Amortization of deferred compensation                          326,777                 318,866
                                                              ----------------        ----------------

    Total operating expenses                                        1,815,909               1,544,038
                                                              ----------------        ----------------

    Loss from operations                                             (511,396)               (210,408)
                                                              ----------------        ----------------

    Other income (expense):
      Interest income                                                     118                   3,390
      Other income (expense)                                          (28,317)                 (7,079)
                                                              ----------------        ----------------

    Total other income (expense), net                                 (28,199)                 (3,689)

    Income/franchise tax                                               (3,435)                 (3,539)
                                                              ----------------        ----------------

    Net loss                                                      $  (543,030)            $  (217,636)
                                                              ================        ================

    Basic and diluted net loss per common share                   $      (.01)            $       .00
                                                              ================        ================

    Basic and diluted weighted average number of common
      shares outstanding                                           44,630,556              44,458,261
                                                              ================        ================


                        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                   (Unaudited)

         ASSETS                                                                  March 31,           December 31,
                                                                                   2006                  2005
                                                                           ------------------    -------------------
Current assets:
   Cash                                                                      $    1,118,960        $      707,222
   Accounts receivable                                                            1,164,513             1,577,715
   Inventory                                                                        668,324               618,490
   Prepaid expenses and other                                                       106,632                58,190
                                                                           ------------------    -------------------
     Total current assets                                                         3,058,429             2,961,617
                                                                           ------------------    -------------------

Property and equipment, net                                                       1,054,424               886,141

Intangible assets, net                                                              236,115               241,115

Other assets                                                                        687,102               549,742
                                                                           ------------------    -------------------
                                                                             $    5,036,070        $    4,638,615
                                                                           ==================    ===================



     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                          $    2,450,248        $    2,162,895

Deferred revenue, net of current portion                                            319,568               368,735

Deferred rent                                                                         1,270                 3,176

Accrual for patent litigation expenses, net of current portion                      722,627               845,200

Note payable - long term                                                          1,000,000               500,000
                                                                           ------------------    -------------------

     Total liabilities                                                            4,493,713             3,880,006
                                                                           ------------------    -------------------

Stockholders' equity:
   Preferred stock, $.001 par value; 30,000,000 shares authorized,                        -                     -
      no shares outstanding
   Common stock, $.02 par value; 70,000,000 shares authorized,
     44,629,445 and 44,457,995 shares issued and outstanding,                       893,589               892,589
     respectively
   Additional paid-in capital                                                    40,103,231            42,153,783
   Deferred compensation                                                                  -            (2,376,330)
   Accumulated deficit                                                          (40,454,463)          (39,911,433)
                                                                           ------------------    -------------------
     Total stockholders' equity                                                     542,357               758,609
                                                                           ------------------    -------------------
                                                                             $    5,036,070        $    4,638,615
                                                                           ==================    ===================